Exhibit 99.1

Allied Nevada Announces the Sale of its Exploration Properties to a Subsidiary of Waterton Precious Metals Fund II Cayman, LP

June 19, 2015 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us” or the “Company”) (OTC BB: ANVGQ) announces that the United States Bankruptcy Court for the District of Delaware has approved the sale of Allied Nevada’s exploration properties and related assets (excluding the Hycroft operation) (collectively, the “Acquired Assets”) to Clover Nevada LLC (“Clover Nevada”), a wholly-owned subsidiary of Waterton Precious Metals Fund II Cayman, LP (“Waterton”).

The Acquired Assets consist of 75 mineral exploration properties and assets encompassing approximately 165,000 acres of land in the State of Nevada. The Acquired Assets include all of Allied Nevada’s patented and unpatented mining claims and rights associated with properties other than Hycroft, including any royalties or similar interests. Pursuant to the Asset Purchase Agreement (“APA”) entered into between Allied Nevada and certain of its wholly-owned subsidiaries and Clover Nevada, Clover Nevada will pay us $17.5 million for the Acquired Assets upon closing of the transaction. Successful closing of the transaction is subject to customary closing conditions as set out in the APA and is expected to be completed by the end of June 2015.

A copy of the APA can be found at https://cases.primeclerk.com/alliednevadagold under Exhibit C to Docket 133.

For further information on Allied Nevada, please contact:	For further information on Waterton, please contact:

Randy Buffington	Cheryl Brandon
President & CEO	Partner, Investment Management
(775) 358-4455	(416) 504-3500

Tracey Thom	Riyaz Lalani
Vice President, Investor Relations	Media Contact
(775) 789-0119	(416)-907-9365

or visit the Allied Nevada website at www.alliednevada.com.

About Waterton

Waterton is a leading mining-focused private equity firm dedicated to developing high quality precious and base metals projects located in stable jurisdictions. Waterton’s cross-functional, fully-integrated, in-house team of professionals have significant mining, financial and legal expertise. Waterton’s proactive approach to asset management, significant sector knowledge and ability to leverage extensive industry relationships has resulted in a strong track record of managing investments in the metals sector. Additional information about Waterton is available online at www.watertonglobal.com.

Cautionary Statement Regarding Forward Looking Information

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934., as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include, but are not limited to the successful consummation of the agreement to divest of the exploration properties and related assets; and other factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K, its latest Quarterly Report on Form 10-Q and its other recent SEC filings (and Canadian filings). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Sale of Exploration Properties	2